Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces Record First Quarter 2018 Earnings; Increases Quarterly Dividend 12.5%

Indiana, PA, April 24, 2018 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the first quarter of 2018.
First Quarter 2018 Highlights
Earnings

•
First quarter net income was $23.3 million (or $0.24 diluted earnings per share), the highest level of quarterly net income in the history of the company. Core net income (adjusted for acquisition expenses) was $23.5 million, or $0.24 diluted earnings per share.

•	Earnings per share increased $0.06 from the prior year quarter, an increase of 33.3% year-over-year.

•
Total noninterest expense decreased $5.0 million from the previous quarter, primarily due to a $3.9 million decrease in salaries and benefits, reflecting $2.5 million of expense for a one-time cash bonus of $1,500 paid to employees in the previous quarter.

•	Provision for credit losses totaled $6.9 million, due in part to the deterioration of two commercial loan relationships.

•	The annualized return on average tangible common equity for the first quarter of 2018 was 15.56%.
Profitability

•	The net interest margin improved eight basis points to 3.69% compared to the prior quarter.

•	The return on average assets improved to 1.29% for the first quarter of 2018.

•	The core return on average assets (non-GAAP; adjusted for acquisition expenses) improved 20 basis points to 1.31% compared to the prior quarter.

•	The core efficiency ratio (non-GAAP) improved to 58.21%, driven by expanding revenue streams and well-controlled operational expenses.
Franchise Growth

•	Total average deposits grew by $77.1 million compared to the previous quarter, or 5.6% (annualized).

•	Tangible book value per share grew $0.11, or 6.9% (annualized) from the previous quarter.

“I am pleased with our results this quarter and our outlook for 2018. This was another quarter of record earnings, and earnings per share growth was 33% year-over-year. Furthermore, our core efficiency ratio, return on average assets and net interest margin continue to improve, and we increased our dividend,” stated T. Michael Price, President and Chief Executive Officer. “Although we did set aside reserves for two commercial credits, the work we’ve done over the past several years to manage down our loan size limits and portfolio concentrations has limited the financial impact stemming from the strain these two commercial borrowers experienced during the quarter.” Price continued, “I am confident that the groundwork we have laid and the expansion plans currently underway in new markets will continue to propel First Commonwealth toward becoming one of the top performing banks in the country.”

Financial Summary

(dollars in thousands,	For the Three Months Ended
except per share data)	March 31,	December 31,	March 31,
	2018	2017	2017
Reported Results
Net income	$23,270	$3,981	$15,888
Diluted earnings per share	$0.24	$0.04	$0.18
Return on average assets	1.29%	0.21%	0.96%
Return on average equity	10.57%	1.75%	8.51%

Operating Results (non-GAAP)(1)
Core net income	$23,536	$20,561	$16,285
Core diluted earnings per share	$0.24	$0.21	$0.18
Core return on average assets	1.31%	1.11%	0.98%
Return on average tangible common equity	15.56%	2.84%	11.80%
Core return on average tangible common equity	15.73%	13.29%	12.08%
Core efficiency ratio	58.21%	62.24%	60.49%
Net interest margin (FTE)	3.69%	3.61%	3.50%

(1)
Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. See supplemental information included with the release for "non-GAAP Financial Measures and Key Performance Indicators" and additional information.

ion.

Earnings
Net income for the first quarter of 2018 was $23.3 million, as compared to $15.9 million for the first quarter of 2017, an increase of $7.4 million, or 46.5%, year-over-year.
Core net income (adjusted for acquisition expenses) was $23.5 million, as compared to $16.3 million for the first quarter of 2017, an increase of $7.3 million, or 44.5%, year-over-year.
Net Interest Margin and Net Interest Income
The net interest margin for the first quarter of 2018 was 3.69%, an increase of 8 basis points from the previous quarter and an increase of 19 basis points from the first quarter of 2017. The increase from the fourth quarter of 2017 was due primarily to a 12 basis point increase in the yield on interest-earning assets, partially offset by a 4 basis point increase in funding costs.
The increase from the previous year is primarily due to improved yields on variable and adjustable loan portfolios following the Federal Reserve’s decisions to increase short-term rates in March, June and December of 2017 and

March of 2018, along with the ability to pay down higher cost short-term borrowings following the company’s recent acquisitions.
Total average earning assets decreased $41.4 million from the previous quarter due to $21.7 million of runoff in the securities portfolio and a $19.7 million decrease in average loans.
Total average deposits grew by $77.1 million in the first quarter of 2018 compared to the previous quarter. Growth was driven by a $40.0 million increase in transaction accounts and a $37.2 million increase in average time deposits.
Credit Quality
The provision for credit losses totaled $6.9 million for the quarter ended March 31, 2018, an increase of $4.7 million as compared to the prior quarter and an increase of $3.7 million from the same quarter last year. The increase from the prior quarters is due to an increase of $7.7 million in specific reserves primarily related to a local commercial and industrial relationship and a commercial real estate loan in our market area.
At March 31, 2018, nonperforming loans totaled $57.3 million, an increase of $15.0 million from December 31, 2017 and an increase of $7.4 million from March 31, 2017, reflecting the two aforementioned commercial relationships. Nonperforming loans as a percentage of total loans were 1.06%, 0.78% and 1.01% for the periods ended March 31, 2018, December 31, 2017 and March 31, 2017, respectively.
During the first quarter of 2018, net charge-offs were $1.5 million, compared to $2.1 million in the prior quarter and $4.7 million in the first quarter of 2017. Net charge-offs were 0.11%, 0.16% and 0.39% of average loans (annualized) for the periods ended March 31, 2018, December 31, 2017 and March 31, 2017, respectively.
For the originated loan portfolio at March 31, 2018, the allowance for credit losses to total originated loans was 1.07%, compared to 0.96% at December 31, 2017 and 1.01% at March 31, 2017.
Noninterest Income and Noninterest Expense
Noninterest income (excluding net securities gains) totaled $19.2 million for the first quarter of 2018, as compared to $20.4 million for the fourth quarter of 2017 and $16.3 million for the first quarter of 2017. The $2.9 million increase from the previous year was due to an increase of $1.2 million in swap-related activity, an increase of $0.8 million in gain on sale of loans, along with an increase of $0.6 million in service charges and card-related interchange and $0.5 million of trust income primarily due to an expanded customer base as a result of recent acquisitions. The $1.2 million decrease in noninterest income (excluding net securities gains) from the prior quarter was the result of $0.5 million lower service charges and card-related interchange income resulting from seasonally lower transaction volume.
Net securities gains were $2.8 million during the first quarter of 2018 as compared to $4.3 million in the previous quarter. These gains were primarily attributable to the successful auction calls of two pooled trust preferred securities for which the company had previously recognized an other-than-temporary impairment charge.
Noninterest expense (excluding merger-related expenses) totaled $46.5 million for the first quarter of 2018, as compared to $52.1 million for the fourth quarter of 2017 and $42.2 million for the first quarter of 2017. The $5.6 million decrease from the previous quarter was primarily the result of a $3.9 million decrease in salaries and benefits, a $0.8 million decrease in operational losses, and a $0.4 million decrease in other professional fees. The decrease in salaries and benefits was partially driven by $2.5 million of expense for a one-time cash bonus of $1,500 paid to all employees (other than the top five executive officers) in the previous quarter following the passage of the Tax Cuts and Jobs Act.
The $4.4 million increase in noninterest expense from the first quarter of 2017 was driven largely by higher expenses following the company’s recent acquisitions.
Full time equivalent staff was 1,365 at March 31, 2018, 1,372 at December 31, 2017, and 1,271 at March 31, 2017. The increase from the prior year is the result of the addition of employees from acquisitions and the continued expansion of the mortgage and commercial banking businesses in Ohio.
Income Taxes
The decline in the company’s tax rate is a result of the passage of The Tax Cuts and Jobs Act, which lowered the Federal tax rate from 35% to 21% on January 1, 2018. Also included in the first quarter were $0.6 million of non-recurring adjustments to the valuation of the company’s deferred tax asset, which had been written down in the previous quarter.

Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.09 per share, which is payable on May 18, 2018 to shareholders of record as of May 4, 2018. This dividend represents a 12.5% increase over the previous quarter and a 2.4% projected annual yield utilizing the April 23, 2018 closing market price of $14.95.
First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at March 31, 2018 were 12.9%, 11.9%, 10.1% and 10.7%, respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the first quarter 2018 on Wednesday, April 25, 2018 at 10:00 AM (ET). The call can be accessed by dialing (toll free) 1-844-792-3645 or through the company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-877-344-7529 and entering the access code #10119047. A link to the webcast replay will also be accessible on the company’s web page for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services company with 135 banking offices in 20 counties throughout western and central Pennsylvania and central and northeastern Ohio, as well as a Corporate Banking Center in northeast Ohio and mortgage offices in Stow and Dublin, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, wealth management and insurance products and services through its subsidiaries, First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
This release contains forward-looking statements about First Commonwealth’s future plans, strategies and financial performance. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Such statements are based on assumptions and involve risks and uncertainties, many of which are beyond First Commonwealth’s control. Factors that could cause actual results, performance or achievements to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national and international economic conditions and the impact they may have on First Commonwealth and its customers; (2) volatility and disruption in national and international financial markets; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (4) inflation, interest rate, commodity price, securities market and monetary fluctuations; (5) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance); (6) the soundness of other financial institutions; (7) political instability; (8) impairment of First Commonwealth’s goodwill or other intangible assets; (9) acts of God or of war or terrorism; (10) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (11) changes in consumer spending, borrowings and savings habits; (12) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (13) technological changes; (14) acquisitions and integration of acquired businesses; (15) First Commonwealth’s ability to attract and retain qualified employees; (16) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (17) the ability to increase market share and control expenses; (18) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (19) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (20) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (21) other risks and uncertainties described in the reports that First Commonwealth files with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date on which they are made. First Commonwealth undertakes no obligation to update any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Media Relations:
Amy Jeffords
Assistant Vice President / Communications and Community Relations
Phone: 724-463-6806
E-mail: AJeffords@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

###

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
SUMMARY RESULTS OF OPERATIONS
Net interest income (FTE) (1)	$60,178	$60,624	$52,818
Provision for credit losses	6,903	2,253	3,229
Noninterest income	22,043	24,705	16,932
Noninterest expense	46,873	51,909	42,765
Net income	23,270	3,981	15,888
Core net income (5)	23,536	20,561	16,285

Earnings per common share (diluted)	$0.24	$0.04	$0.18
Core earnings per common share (diluted) (6)	$0.24	$0.21	$0.18

KEY FINANCIAL RATIOS

Return on average assets	1.29%	0.21%	0.96%
Core return on average assets (7)	1.31%	1.11%	0.98%
Return on average shareholders' equity	10.57%	1.75%	8.51%
Return on average tangible common equity (8)	15.56%	2.84%	11.80%
Core return on average tangible common equity (9)	15.73%	13.29%	12.08%
Core efficiency ratio (2)(10)	58.21%	62.24%	60.49%
Net interest margin (FTE) (1)	3.69%	3.61%	3.50%

Book value per common share	$9.21	$9.11	$8.54
Tangible book value per common share (11)	6.45	6.34	6.32
Market value per common share	14.13	14.32	13.26
Cash dividends declared per common share	0.08	0.08	0.08

ASSET QUALITY RATIOS
Nonperforming loans as a percent of end-of-period loans (3)	1.06%	0.78%	1.01%
Nonperforming assets as a percent of total assets (3)	0.83%	0.62%	0.84%
Net charge-offs as a percent of average loans (annualized)	0.11%	0.16%	0.39%
Allowance for credit losses as a percent of nonperforming loans (4)	93.84%	114.34%	105.20%
Allowance for credit losses as a percent of end-of-period loans (4)	1.00%	0.89%	0.99%
Allowance for credit losses (originated loans and leases) as a percent of originated loans and leases	1.07%	0.96%	1.01%

CAPITAL RATIOS
Shareholders' equity as a percent of total assets	12.3%	12.2%	11.2%
Tangible common equity as a percent of tangible assets (12)	8.9%	8.8%	8.5%
Leverage Ratio	10.1%	9.7%	9.9%
Risk Based Capital - Tier I	11.9%	11.5%	11.3%
Risk Based Capital - Total	12.9%	12.3%	12.3%
Common Equity - Tier I	10.7%	10.3%	10.1%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
INCOME STATEMENT
Interest income	$66,499	$65,840	$56,179
Interest expense	6,814	6,270	4,349
Net Interest Income	59,685	59,570	51,830
Taxable equivalent adjustment (1)	493	1,054	988
Net Interest Income (FTE)	60,178	60,624	52,818
Provision for credit losses	6,903	2,253	3,229
Net Interest Income after Provision for Credit Losses (FTE)	53,275	58,371	49,589

Net securities gains (losses)	2,840	4,345	652
Trust income	1,928	1,823	1,417
Service charges on deposit accounts	4,406	4,721	4,319
Insurance and retail brokerage commissions	1,868	2,155	2,082
Income from bank owned life insurance	1,494	1,486	1,292
Gain on sale of mortgage loans	1,484	1,656	977
Gain on sale of other loans and assets	574	486	307
Card-related interchange income	4,742	4,907	4,251
Derivative mark-to-market	789	(424)	2
Swap fee income	290	1,547	(73)
Other income	1,628	2,003	1,706
Total Noninterest Income	22,043	24,705	16,932

Salaries and employee benefits	24,873	28,781	23,466
Net occupancy	4,369	4,051	3,761
Furniture and equipment	3,540	3,755	3,088
Data processing	2,433	2,431	2,085
Pennsylvania shares tax	903	1,139	816
Advertising and promotion	809	1,051	806
Intangible amortization	784	819	572
Collection and repossession	823	563	497
Other professional fees and services	1,007	1,406	959
FDIC insurance	776	744	793
Litigation and operational losses	179	943	232
Loss on sale or write-down of assets	197	348	99
Merger and acquisition related	337	(199)	611
Other operating expenses	5,843	6,077	4,980
Total Noninterest Expense	46,873	51,909	42,765

Income before Income Taxes	28,445	31,167	23,756
Taxable equivalent adjustment (1)	493	1,054	988
Income tax provision	4,682	26,132	6,880
Net Income	$23,270	$3,981	$15,888

Shares Outstanding at End of Period	97,603,151	97,456,478	89,113,083
Average Shares Outstanding Assuming Dilution	97,601,162	97,507,465	88,987,671

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	March 31,	December 31,	March 31,
	2018	2017	2017
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$65,886	$98,624	$75,160
Interest-bearing bank deposits	9,736	8,668	47,944
Securities available for sale, at fair value	837,277	761,195	871,423
Securities held to maturity, at amortized cost	410,430	422,096	386,954
Loans held for sale	9,759	14,850	9,588

Loans	5,381,305	5,407,376	4,907,961
Allowance for credit losses	(53,732)	(48,298)	(48,676)
Net loans	5,327,573	5,359,078	4,859,285

Goodwill and other intangibles	269,403	270,360	197,924
Other assets	390,703	373,668	360,699
Total Assets	$7,320,767	$7,308,539	$6,808,977

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$1,443,747	$1,416,771	$1,270,136

Interest-bearing demand deposits	187,286	187,281	114,526
Savings deposits	3,428,967	3,361,840	3,030,156
Time deposits	643,522	614,813	554,911
Total interest-bearing deposits	4,259,775	4,163,934	3,699,593

Total deposits	5,703,522	5,580,705	4,969,729

Short-term borrowings	588,016	707,466	961,601
Long-term borrowings	87,676	87,918	80,771
Total borrowings	675,692	795,384	1,042,372

Other liabilities	42,204	44,323	35,881
Shareholders' equity	899,349	888,127	760,995
Total Liabilities and Shareholders' Equity	$7,320,767	$7,308,539	$6,808,977

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended
	March 31,	Yield/	December 31,	Yield/	March 31,	Yield/
	2018	Rate	2017	Rate	2017	Rate
NET INTEREST MARGIN

Assets
Loans (FTE)(1)(3)	$5,413,677	4.41%	$5,433,384	4.29%	$4,916,759	4.05%
Securities and interest bearing bank deposits (FTE) (1)	1,198,728	2.75%	1,220,469	2.63%	1,212,025	2.71%
Total Interest-Earning Assets (FTE) (1)	6,612,405	4.11%	6,653,853	3.99%	6,128,784	3.78%
Noninterest-earning assets	687,977		710,946		580,033
Total Assets	$7,300,382		$7,364,799		$6,708,817

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$3,573,153	0.25%	$3,521,485	0.20%	$3,100,208	0.12%
Time deposits	633,214	0.83%	596,051	0.73%	572,750	0.62%
Short-term borrowings	672,135	1.38%	807,831	1.19%	930,998	0.76%
Long-term borrowings	87,780	4.52%	88,019	4.24%	80,840	3.95%
Total Interest-Bearing Liabilities	4,966,282	0.56%	5,013,386	0.50%	4,684,796	0.38%
Noninterest-bearing deposits	1,400,218		1,411,902		1,230,939
Other liabilities	41,264		39,011		36,005
Shareholders' equity	892,618		900,500		757,077
Total Noninterest-Bearing Funding Sources	2,334,100		2,351,413		2,024,021
Total Liabilities and Shareholders' Equity	$7,300,382		$7,364,799		$6,708,817

Net Interest Margin (FTE) (annualized)(1)		3.69%		3.61%		3.50%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	March 31,	December 31,	March 31,
	2018	2017	2017
Loan Portfolio Detail
Commercial Loan Portfolio:
Commercial, financial, agricultural and other	$1,131,594	$1,163,383	$1,148,460
Commercial real estate	2,027,072	2,019,096	1,761,101
Real estate construction	246,961	248,868	240,122
Total Commercial	3,405,627	3,431,347	3,149,683

Consumer Loan Portfolio:
Closed-end mortgages	916,130	897,284	709,122
Home equity lines of credit	518,493	529,086	508,276
Total Real Estate - Consumer	1,434,623	1,426,370	1,217,398

Auto loans	451,445	454,932	453,076
Direct installment	23,820	24,560	24,017
Personal lines of credit	56,145	60,023	51,948
Student loans	9,645	10,144	11,839
Total Other Consumer	541,055	549,659	540,880
Total Consumer Portfolio	1,975,678	1,976,029	1,758,278
Total Portfolio Loans	5,381,305	5,407,376	4,907,961
Loans held for sale	9,759	14,850	9,588
Total Loans	$5,391,064	$5,422,226	$4,917,549

	March 31,	December 31,	March 31,
	2018	2017	2017
ASSET QUALITY DETAIL
Nonperforming Loans:
Loans on nonaccrual basis	$28,317	$19,455	$21,797
Loans held for sale on a nonaccrual basis	—	—	3,613
Troubled debt restructured loans on nonaccrual basis	10,233	11,222	10,482
Troubled debt restructured loans on accrual basis	18,707	11,563	13,990
Total Nonperforming Loans	$57,257	$42,240	$49,882
Other real estate owned ("OREO")	2,997	2,765	6,910
Repossessions ("Repos")	162	292	223
Total Nonperforming Assets	$60,416	$45,297	$57,015
Loans past due in excess of 90 days and still accruing	1,955	1,854	2,109
Classified loans	78,154	73,017	89,427
Criticized loans	126,438	124,417	129,978

Nonperforming assets as a percentage of total loans, plus OREO and Repos	1.12%	0.83%	1.16%
Allowance for credit losses	$53,732	$48,298	$48,676

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$27	$777	$3,457
Real estate construction	(7)	—	(54)
Commercial real estate	99	177	(86)
Residential real estate	379	240	345
Loans to individuals	971	937	1,076
Net Charge-offs	$1,469	$2,131	$4,738

Net charge-offs as a percentage of average loans outstanding (annualized)	0.11%	0.16%	0.39%
Provision for credit losses as a percentage of net charge-offs	469.91%	105.73%	68.15%
Provision for credit losses	$6,903	$2,253	$3,229

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the 21% federal income tax statutory rate.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles, unfunded commitment expense and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017

Net Income	$23,270	$3,981	$15,888
Intangible amortization	784	819	572
Tax benefit of amortization of intangibles	(165)	(287)	(200)
Net Income, adjusted for tax affected amortization of intangibles	23,889	4,513	16,260

Average Tangible Equity:
Total shareholders' equity	$892,618	$900,500	$757,077
Less: intangible assets	269,947	270,906	198,070
Tangible Equity	622,671	629,594	559,007
Less: preferred stock	—	—	—
Tangible Common Equity	$622,671	$629,594	$559,007

(8)Return on Average Tangible Common Equity	15.56%	2.84%	11.80%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017

Core Net Income:
Total Net Income	$23,270	$3,981	$15,888
Deferred tax asset writedown	—	16,709	—
Merger & Acquisition related expenses	337	(199)	611
Tax benefit of merger & acquisition related expenses	(71)	70	(214)
(5) Core net income	23,536	20,561	16,285
Average Shares Outstanding Assuming Dilution	97,601,162	97,507,465	88,987,671
(6) Core Earnings per common share (diluted)	$0.24	$0.21	$0.18

Intangible amortization	784	819	572
Tax benefit of amortization of intangibles	(165)	(287)	(200)
Core Net Income, adjusted for tax affected amortization of intangibles	$24,155	$21,093	$16,657

(9) Core Return on Average Tangible Common Equity	15.73%	13.29%	12.08%

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Core Return on Average Assets:
Total Net Income	$23,270	$3,981	$15,888
Total Average Assets	7,300,382	7,364,799	6,708,817
Return on Average Assets	1.29%	0.21%	0.96%

Core Net Income (5)	$23,536	$20,561	$16,285
Total Average Assets	7,300,382	7,364,799	6,708,817
(7) Core Return on Average Assets	1.31%	1.11%	0.98%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Core Efficiency Ratio:
Total Noninterest Expense	$46,873	$51,909	$42,765
Adjustments to Noninterest Expense:
Unfunded commitment reserve	5	624	(212)
Intangible amortization	784	819	572
Merger and acquisition related	337	(199)	611
Noninterest Expense - Core	$45,747	$50,665	$41,794

Net interest income, fully tax equivalent	$60,178	$60,624	$52,818
Total noninterest income	22,043	24,705	16,932
Net securities gains	(2,840)	(4,345)	(652)
Total Revenue	$79,381	$80,984	$69,098

Adjustments to Revenue:
Derivative mark-to-market	789	(424)	2
Total Revenue - Core	$78,592	$81,408	$69,096

(10)Core Efficiency Ratio	58.21%	62.24%	60.49%

	March 31,	December 31,	March 31,
	2018	2017	2017
Tangible Equity:
Total shareholders' equity	$899,349	$888,127	$760,995
Less: intangible assets	269,403	270,360	197,924
Tangible Equity	629,946	617,767	563,071
Less: preferred stock	—	—	—
Tangible Common Equity	$629,946	$617,767	$563,071

Tangible Assets:
Total assets	$7,320,767	$7,308,539	$6,808,977
Less: intangible assets	269,403	270,360	197,924
Tangible Assets	$7,051,364	$7,038,179	$6,611,053

(12)Tangible Common Equity as a percentage of Tangible Assets	8.93%	8.78%	8.52%

Shares Outstanding at End of Period	97,603,151	97,456,478	89,113,083
(11)Tangible Book Value Per Common Share	$6.45	$6.34	$6.32

Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.